Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 7, 2019, except for the section entitled “Reverse Stock Split” in Note 16, as to which the date is September 3, 2019, in Amendment No. 2 to the Registration Statement (Form S-1 No 333-233351) and related Prospectus of SpringWorks Therapeutics, Inc. (formerly SpringWorks Therapeutics, LLC) for the registration of its common stock.

/s/ Ernst & Young LLP

New York, New York

September 12, 2019